Exhibit 99.1

CYRUSONE INC. ANNOUNCES PRICING OF PRIVATE OFFERING OF SENIOR NOTES

DALLAS — November 1, 2017 — CyrusOne Inc. (NASDAQ: CONE) (the “Company”) today announced the pricing of the previously announced private offering of $200.0 million aggregate principal amount of 5.000% senior notes due 2024 (the “New 2024 Notes”) and $200.0 million aggregate principal amount of 5.375% senior notes due 2027 (the “New 2027 Notes” and, together with the New 2024 Notes, the “New Notes”) by its wholly-owned subsidiaries CyrusOne LP (the “Operating Partnership”) and CyrusOne Finance Corp. (together with the Operating Partnership, the “Issuers”). The New 2024 Notes priced at 103.500% of the principal amount, plus accrued interest from September 15, 2017, and the New 2027 Notes priced at 105.375% of the principal amount, plus accrued interest from September 15, 2017. The New 2024 Notes will have terms substantially identical to those of the 5.000% senior notes due 2024 issued by the Issuers in March 2017, and the New 2027 Notes will have terms substantially identical to those of the 5.375% senior notes due 2027 issued by the Issuers in March 2017. The New 2024 Notes will mature on March 15, 2024 and the New 2027 Notes will mature on March 15, 2027, in each case unless earlier redeemed or repurchased. The New Notes will be guaranteed by the Company, CyrusOne GP, a Maryland statutory trust, and certain of the Operating Partnership’s existing and future subsidiaries. The offering is expected to close, subject to certain customary closing conditions, on November 3, 2017.

The Issuers intend to use the net proceeds from this offering for the repayment of borrowings outstanding under the Operating Partnership’s revolving credit facility.

The New Notes and the related guarantees have been offered in the United States only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. investors pursuant to Regulation S under the Securities Act. The New Notes and the related guarantees will not initially be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws. This news release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Safe Harbor

This release contains forward-looking statements regarding future events and future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne’s Form 10-K report, Form 10-Q reports, and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. Forward-looking statements speak only as of the date first made. We undertake no obligation to revise or update any forward-looking statements for any reason.

About CyrusOne

CyrusOne (NASDAQ: CONE) is a high-growth real estate investment trust (REIT) specializing in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for nearly 1,000 customers, including 195 Fortune 1000 companies.

With a track record of meeting and surpassing the aggressive speed-to-market demands of hyperscale cloud providers, as well as the expanding IT infrastructure requirements of the enterprise, CyrusOne provides the flexibility, reliability, security, and connectivity that foster business growth. CyrusOne offers a tailored, customer service-focused platform and is committed to full transparency in communication, management, and service delivery throughout its 44 data centers worldwide. Additional information about CyrusOne can be found at www.CyrusOne.com.

For investor and media inquiries, please contact:

Investors	Michael Schafer
Vice President, Capital Markets & Investor Relations
972-350-0060
investorrelations@cyrusone.com

Media	David Baum
646-428-0620
cyrusone@allisonpr.com